Exhibit 107

Calculation of Filing Fee Tables

FORM S-1
(Form Type)

Moleculin Biotech, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share(2)	457(o)			$8,000,000(4)	0.00015310	$ 1,224.80
Fees to Be Paid	Equity	Series C Warrants to purchase common stock(3)	457(g)
Fees to Be Paid	Equity	Series D Warrants to purchase common stock(3)	457(g)
Fees to Be Paid	Equity	Pre-Funded Warrants to purchase common stock(3)	457(g)

Fees to Be Paid	Equity	Common Stock issuable upon exercise of Series C Warrants(2)	457(o)			$8,000,000(1)	0.00015310	$ 1224.80
Fees to Be Paid	Equity	Common Stock issuable upon exercise of Series D Warrants(2)	457(o)			$8,000,000(1)	0.00015310	$ 1224.80
Fees to Be Paid	Equity	Common Stock issuable upon exercise of Pre-Funded Warrants(2)	457(o)

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts				$24,000,000 $3,674.40
	Total Fees Previously Paid				$3,750.95
	Total Fee Offsets				$0
	Net Fee Due				$0

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)

Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the common stock issuable upon exercise of the warrants.

(4)

The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants sold in the offering, and, as such, the proposed maximum aggregate offering price of the common stock and Pre-Funded Warrants (including the common stock issuable upon exercise of the Pre-Funded Warrants), if any, is $8,000,000.